WE NEED YOUR VOTE TO HOLDING THE MEETING

Shareholder Meeting Adjourned to December 22, 2023
Please take a few minutes to vote TODAY

Dear Valued Shareholder:

The Madison Covered Call & Equity Income Fund shareholder meeting previously adjourned will reconvene on December 22, 2023. We are seeking your approval of a new investment advisory agreement (the “Agreement”).

We are sending you this reminder because you held shares in the fund on the record date and we have not received your vote. To achieve the required threshold, our proxy solicitor must continue to contact shareholders until they vote. Please help us by voting – TODAY!

YOUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS
THAT YOU VOTE "FOR" THE PROPOSAL

PLEASE VOTE USING ONE OF THESE OPTIONS:

1.VOTE ONLINE
Visit the website noted on the enclosed voting instruction form and follow the instructions.

2.VOTE BY TOUCH-TONE TELEPHONE
Call the toll-free number printed on the enclosed voting instruction form and follow the automated instructions. Available 7 days a week 24 hours a day.

3.VOTE BY MAIL
Mail your signed voting instruction form in the postage-paid envelope.

4.SPEAK WITH A PROXY SPECIALIST
Call 1-866-963-5820 with any questions. Specialists can assist with voting. Available Monday-Friday from
9 a.m. – 11 p.m. ET and Saturday from noon – 6 p.m. ET.

The proxy materials we sent contain important information regarding the proposal you and other shareholders are being asked to consider. Please read the materials carefully. If you have questions regarding the proposal, please call Computershare Fund Services, the funds’ proxy solicitor, toll free at 1-866-963-5820.

Thank you for your prompt attention to this matter. We appreciate your efforts, and your patience with us regarding this matter.

Sincerely,

/s/ Steven P. Riege                /s/ Scott Craven Jones            /s/ Richard E. Struthers
Steven P. Riege                    Scott Craven Jones            Richard E. Struthers
Lead Independent Trustee            Independent Trustee            Independent Trustee